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                                                                      Exhibit 99


FOR IMMEDIATE RELEASE

                                         Contact:  ESG Re Limited
                                                   Margaret L. Webster
                                                   Chief Administrative Officer
                                                   353 1 675 0201 (Dublin)
                                                   e-mail:peggy.webster@esre.ie



          ALASDAIR DAVIS APPOINTED DIRECTOR AND CHIEF EXECUTIVE OFFICER

HAMILTON, BERMUDA, JANUARY 31, 2001 - ESG Re Limited (Nasdaq: ESREF) announced that Mr. Alasdair Davis, currently Chief Operating Officer of ESG, has been appointed to the Board of Directors of the Company. In addition, Mr. John C Head III, Chairman, announced that Mr. Davis will assume the role of Chief Executive Officer of the Company at the Company's 2001 Annual Meeting. Mr. Head, currently Chairman and Chief Executive Officer, will remain as Chairman of the Board.

In addition, Mr. Peter Taylor will join the Company in February as Chief Reinsurance Officer and will assume responsibility for management of the Company's underwriting function formerly managed by Mr. Davis. Mr. Taylor has been in the international life, accident and health business for 15 years in the UK and overseas. Mr. Taylor was previously Managing Director of PIFC, a UK-based international employee benefits provider.

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ESG RE LIMITED PROVIDES MEDICAL, PERSONAL ACCIDENT, CREDIT LIFE AND DISABILITY
AND SPECIAL RISKS REINSURANCE TO INSURERS AND SELECTED REINSURERS ON A WORLD-WIDE BASIS. THE COMPANY DISTINGUISHES ITSELF BY OFFERING "INTELLIGENT REINSURANCE" PRODUCTS AND SERVICES THAT HELP ITS CEDING CLIENTS TO BETTER MANAGE THEIR RISKS. THESE INCLUDE SOFTWARE SOLUTIONS TO PARTICULAR UNDERWRITING PROBLEMS, ACTUARIAL SUPPORT, PRODUCT DESIGN, AND, IN THE FIELD OF MEDICAL EXPENSE REINSURANCE, LOSS PREVENTION AND DISEASE MANAGEMENT.

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Uncertainties related to forward looking statements: Certain statements in this
Press Release constitute "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such

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forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: The Company's lack of history as a reinsurer and its increased scope of business: the company's dependence on key clients; the volatility and unpredictability of the risks the company insures; the cyclical nature of the reinsurance market; competition and the company's evaluation by insurance rating agencies; changes in tax laws and regulations; foreign currency fluctuation; and the adequacy of loss reserves. A further discussion of factors that could affect the Company's results is included in reports filed by the Company with the Securities and Exchange Commission and in the Company's Prospectus dated December 12, 1997.